Exhibit 99.1

Form 3 Joint Filer Information

Name:	Kennedy Lewis (EU) SPV LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	KLCP Co-Investment Opportunities III LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025